Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 2007 (November 1, 2007 as to Note 4) related to the balance sheet of Chimera Investment Corporation as of September 25, 2007 appearing in the Amendment No. 3 to Registration Statement No. 333-145525 of Chimera Investment Corporation.

/s/ Deloitte & Touche LLP

New York, New York

November 30, 2007